UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2020

EVO Transportation & Energy Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54218	37-1615850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ		85027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-973-9191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of John Sheehy

On October 9, 2020, John Sheehy notified the chief executive officer of EVO Transportation & Energy Services, Inc. (the “Company”) that he is resigning from his position as chief information officer of the Company effective immediately.

Appointment of Michael Bayles as Chief Restructuring Officer and Director

Also on October 9, 2020, the Company appointed Michael Bayles, the Company’s former restructuring advisor, to serve as its chief restructuring officer and as a member of the Company’s board of directors (the “Board”), effective immediately. Mr. Bayles was appointed to fill a vacancy on the Board and is not currently expected to serve on any committees of the Board.  Mr. Bayles was appointed to serve as a member of the Board until such time as he is no longer serving as the Company’s chief restructuring officer.

Michael Bayles, age 37, has served as restructuring advisor to the Company from May 2020 until his appointment as chief restructuring officer. Mr. Bayles previously served as an analyst at Antara Capital from May 2018 until May 2020, and as a credit analyst at GLG Partners from May 2016 to December 2017.  Prior to CLG Partners, Mr. Bayles was vice president at Avenue Capital Group from September 2008 to April 2016.  Mr. Bayles has a bachelor’s degree in economics from the Wharton School of the University of Pennsylvania.  The Company believes that Mr. Bayles’s significant restructuring and credit analysis experience make him well qualified to serve as the Company’s chief restructuring officer and as a member of the Board.

Mr. Bayles does not have any family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There are no related party transactions involving Mr. Bayles that are reportable under Item 404(a) of Regulation S-K.

Appointment of New Chairman

Also on October 9, 2020, the Board appointed Scott Honour, a member of the Board, as chairman of the Board, effective immediately. Thomas Abood, the Company’s chief executive officer who also served as chairman of the Board prior to Mr. Honour’s appointment, will remain chief executive officer and on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2020	By:	/s/ Thomas J. Abood
	Its:	Chief Executive Officer